Exhibit 10.1

1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

Niall Tuckey	Citibank Europe plc
Vice President	1 North Wall Quay
ILOC Product	Dublin 1, Ireland

Tel +353 (1) 622 7430
Fax +353 (1) 622 2741
Niall.Tuckey@Citi.com

FROM:	Citibank Europe plc (the “Bank”)

TO:	AXIS Specialty Limited (“ASL”); AXIS Re SE; AXIS Specialty Europe SE; AXIS Insurance Company; AXIS Surplus Insurance Company; and AXIS Reinsurance Company (the “Companies”; each, a “Company”)

DATE:	31 March 2015

Ladies and Gentlemen,

Committed Facility Letter dated 14 May 2010 between (1) the Bank and (2) the Companies regarding a committed letter of credit facility in a maximum aggregate amount of USD 750,000,000 as amended by Letter Amendments from time to time and most recently on 20 November 2013, and as may be further amended, varied, supplemented, novated or assigned from time to time (the “Committed Facility Letter”).

1.	We refer to the Committed Facility Letter. Capitalised terms used in this letter shall have the meanings given to them in the Committed Facility Letter (including where defined in the Committed Facility Letter by reference to another document).

2.	The Bank and the Companies agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter:

(i)	Section 2 of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“The Facility shall be in a maximum aggregate amount of USD 500,000,000 (Five hundred million United States dollars) (the “Aggregate Facility Limit”) comprising three tranches as follows:

(a)	a committed letter of credit issuance tranche having a sub-limit of USD 179,000,000 (one hundred seventy-nine million United States dollars) to be utilised for Credit(s) denominated in a currency other than Australian dollars or New Zealand dollars (“Tranche I”);

(b)	a committed letter of credit issuance tranche having a sub-limit of USD 191,000,000 (one hundred ninety-one million United States dollars) to be utilised for Credit(s) denominated in a currency other than Australian dollars or New Zealand dollars (“Tranche II”); and

(c)	a committed letter of credit issuance tranche having a sub-limit of USD 130,000,000 (one hundred and thirty million United States dollars) to be utilised for Credit(s) denominated in Australian dollars or New Zealand dollars (“Tranche III”),

(each such sub-limit being a “Tranche Sub-Limit” and each of Tranche I, Tranche II and Tranche III being a “Tranche”).

Should the Companies wish to reduce the Aggregate Facility Limit or any Tranche Sub-Limit, it may do so upon written notification to the Bank. The notification (the “Notification”) must (i) specifically reference this Letter and (ii) clearly state the new facility limit that is to apply to the relevant Tranche Sub-Limit or the Aggregate Facility Limit, as applicable (“the New Limit”). The New Limit will take effect as a revised Tranche Sub-Limit or the Aggregate Facility Limit, as applicable, five Business Days following receipt, by the Bank, of the Notification;

Citibank Europe plc

Directors: Aidan M Brady, Breffni Byrne, Jim Farrell, Bo J. Hammerich (Sweden), Mary Lambkin, Marc Luet (France), Rajesh Mehta (India),

Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Zdenek Turek (Czech Republic), Francesco Vanni d’Archirafi (Italy), Tony Woods.

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Ultimately owned by Citigroup Inc., New York, U.S.A.

Citibank Europe plc is regulated by the Central Bank of Ireland

3.	Except as expressly amended by this letter, the Committed Facility Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Committed Facility Letter, the terms of this letter shall prevail.

4.	ASL confirms that, on and after the date of this letter, the Pledge Agreement remains in full force and effect notwithstanding the amendments effected by this letter to the Committed Facility Letter and shall continue to secure the obligations of ASL and its affiliates under the Facility Documents.

5.	This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This letter and any non-contractual obligations arising in connection with it shall be governed by English law and the provisions of Section 14 (Governing Law) of the Committed Facility Letter shall be incorporated, with any necessary changes, as if set out in full in this letter.

6.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

For and on behalf of Citibank Europe plc

/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Director

We agree to the terms set out in this letter.

For and on behalf of AXIS Specialty Limited

/s/ Jose Osset
Name:	Jose Osset
Title:	SVP, Treasurer

For and on behalf of AXIS Re SE

/s/ Tim Hennessy
Name:	Tim Hennessy
Title:	CEO, Director

Citibank Europe plc

Directors: Aidan M Brady, Breffni Byrne, Jim Farrell, Bo J. Hammerich (Sweden), Mary Lambkin, Marc Luet (France), Rajesh Mehta (India),

Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Zdenek Turek (Czech Republic), Francesco Vanni d’Archirafi (Italy), Tony Woods.

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Ultimately owned by Citigroup Inc., New York, U.S.A.

Citibank Europe plc is regulated by the Central Bank of Ireland

For and on behalf of AXIS Specialty Europe SE

/s/ Tim Hennessy
Name:	Tim Hennessy
Title:	CEO, Director

For and on behalf of AXIS Insurance Company

/s/ Andrew Weissert
Name:	Andrew Weissert
Title:	SVP, General Counsel

For and on behalf of AXIS Surplus Insurance Company

/s/ Andrew Weissert
Name:	Andrew Weissert
Title:	SVP, General Counsel

For and on behalf of AXIS Reinsurance Company

/s/ Andrew Weissert
Name:	Andrew Weissert
Title:	SVP, General Counsel

Citibank Europe plc

Directors: Aidan M Brady, Breffni Byrne, Jim Farrell, Bo J. Hammerich (Sweden), Mary Lambkin, Marc Luet (France), Rajesh Mehta (India),

Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Zdenek Turek (Czech Republic), Francesco Vanni d’Archirafi (Italy), Tony Woods.

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Ultimately owned by Citigroup Inc., New York, U.S.A.

Citibank Europe plc is regulated by the Central Bank of Ireland